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                                    EXHIBIT 4.3

                                CERTIFICATE OF TRUST
                                         OF
                              SPECTRUM CAPITAL TRUST I

This Certificate of Trust of Spectrum Capital Trust I (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

1.   NAME.  The name of the business trust formed hereby is Spectrum Capital
Trust  I.

2.   DELAWARE TRUSTEE.   The name and business address of the trustee of the
Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

3.   EFFECTIVE DATE.     This Certificate of Trust shall be effective upon
its filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811 of the Act.

                             WILMINGTON TRUST COMPANY,
                                     as Trustee

                                   By: /s/
                                       -------------------------

                                   Name:
                                           ---------------------

                                   Title:
                                           ---------------------